NEWS

FOR IMMEDIATE RELEASE


                  Frontier Airlines Reports Record Preliminary
                            Traffic for November 2007
   November marks sixth consecutive month of record load factors for Frontier

DENVER (December 5, 2007) - Frontier Airlines (Nasdaq: FRNT) today announced preliminary traffic results for November 2007. Revenue passenger miles increased
22.5 percent to 788,821,000 for November 2007 from the same period last year. Available seat miles (ASMs) increased 14.1 percent to 1,009,512,000 for November 2007 from the same period last year. This resulted in a load factor for November 2007 of 78.1 percent, an increase of 5.3 points from November 2006, when the airline reported a load factor of 72.8 percent. The airline carried 832,269 passengers during November 2007, an 18.2 percent increase from November 2006. The airline reported passenger yield of 11.14 cents for the month of November 2007, a decrease of 3.0 percent from the same period last year. Its passenger revenue per available seat mile was 8.71 cents, up 0.35 cents or 4.2 percent from November 2006. For the month of November 2007, the airline's average length of haul increased 3.7 percent to 948 miles as compared to the same period last year.

"In contrast to encouraging year over year unit revenue improvements for November and October, the cost of jet fuel has climbed 18 percent since October when we last provided an earnings estimate for the December quarter," said Sean Menke, Frontier President and CEO. "Even though we are 40 percent hedged in the December quarter with crude oil derivatives, our current estimate of the price of fuel for the December quarter of $2.53 is a 17.7 percent year over year increase. In light of this significant increase to our operating costs, we are revising our previous guidance and we now anticipate a pre-tax loss for the December quarter in the range of $.58 - $.68 cents per share excluding special items.

"Due to the extreme cost environment we are faced with, we have elected to make several decisions to position the airline for long term viability. Specifically, employees were notified today that we have reduced our indirect labor workforce by ten percent, which we estimate will save Frontier approximately $5.0 million on an annualized basis. In addition, we intend to reduce our mainline year over year ASM growth for the March quarter from 13.7 percent to 8.6 percent. We are also evaluating our fleet size and future aircraft deliveries to ensure the fleet is `right-sized' to endure this difficult cost environment." The following table represents mainline comparisons for the month of November year-over-year, calendar 2007 year-over-year and fiscal 2008 year-over-year traffic results.


                                                 November 2007         November 2006       Increase/(Decrease)        Percent
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Available Seat Miles (ASM)                           1,009,512,000           884,664,000             124,848,000            14.1%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passenger Miles                                788,821,000           643,885,000             144,936,000            22.5%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Load Factor                                                  78.1%                 72.8%              5.3 points              N/A
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passengers Carried                                 832,269               704,367                 127,902            18.2%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Yield (cents)                                    11.14                 11.49                  (0.35)           (3.0%)
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Revenue Per ASM (cents)                           8.71                  8.36                    0.35             4.2%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Average Length of Haul                                         948                   914                      34             3.7%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
                                                   Calendar               Calendar         Increase/(Decrease)        Percent
                                             Year-to-Date 2007        Year-to-Date 2006
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Available Seat Miles                                11,389,367,000        10,043,182,000           1,346,185,000            13.4%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passenger Miles                              9,024,872,000         7,718,402,000           1,306,470,000            16.9%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Load Factor                                                  79.2%                 76.9%              2.3 points              N/A
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passengers Carried                               9,558,564             8,258,307               1,300,257            15.7%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Yield (cents)                                    10.79                 10.93                  (0.14)           (1.3%)
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Revenue Per ASM (cents)                           8.55                  8.40                    0.15             1.8%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Average Length of Haul                                         944                   935                       9             1.0%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------

                                             Fiscal Year-to- Date   Fiscal Year-to-Date    Increase/(Decrease)        Percent
                                                     2008                   2007
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Available Seat Miles                                 8,452,333,000         7,483,663,000             968,670,000            12.9%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passenger Miles                              6,935,683,000         5,836,665,000           1,099,018,000            18.8%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Load Factor                                                  82.1%                 78.0%              4.1 points              N/A
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Revenue Passengers Carried                               7,336,040             6,278,420               1,057,620            16.8%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Yield (cents)                                    10.76                 11.00                  (0.24)           (2.2%)
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
**Passenger Revenue Per ASM (cents)                           8.83                  8.58                    0.25             2.9%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------
Average Length of Haul                                         945                   930                      15             1.6%
-------------------------------------------- ---------------------- --------------------- ----------------------- ----------------


Frontier's fiscal year begins April 1 and ends March 31.

**Passenger yield and passenger revenue per available seat mile is calculated from revenue derived only from the mainline revenue passengers reported in this press release.

About Frontier Airlines Holdings, Inc.
Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 14th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing approximately 6,000 aviation professionals. With 60 aircraft and one of the youngest Airbus fleets in North America, Frontier offers 24 channels of DIRECTV(R) service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with its regional jet fleet, operated by Horizon and Republic Airlines, Frontier offers routes linking its Denver hub to 63 destinations, including 53 U.S. cities in 32 states spanning the nation from coast to coast, seven cities in Mexico, two cities in Canada and one in Costa Rica. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares, aboard two of the youngest fleets in the industry. In December 2006, Frontier was designated "Best Low Cost Carrier" in the U.S. by the readers of Business Traveler magazine. Frontier's maintenance department has received the Federal Aviation Administration (FAA) Diamond Award recognizing its advanced training standards for eight consecutive years, from 1999 to 2006. For more in-depth information on Frontier Airlines, please visit its Web site at www.frontierairlines.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:


Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2007.
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